                   AMENDMENT TO THE STOCK PURCHASE AGREEMENT

                 This Amendment to the Stock Purchase Agreement (this "Amendment"), dated as of February 27, 1996, is between Liberte Investors, a Massachusetts business trust (the "Company"), and Hunter's Glen/Ford, Ltd., a Texas limited partnership (the "Purchaser").

                                    RECITALS

                 WHEREAS, THE COMPANY AND THE PURCHASER ENTERED INTO A STOCK PURCHASE AGREEMENT (THE "STOCK PURCHASE AGREEMENT"), DATED AS OF JANUARY 16, 1996, PURSUANT TO WHICH THE PURCHASER AGREED TO PURCHASE SHARES OF THE COMMON STOCK OF NEWCO, A DELAWARE CORPORATION INTO WHICH THE COMPANY WILL REORGANIZE (TERMS WITH INITIAL CAPITAL LETTERS NOT OTHERWISE DEFINED IN THIS AMENDMENT HAVE THE MEANINGS GIVEN TO THEM IN THE STOCK PURCHASE AGREEMENT); AND
                 WHEREAS, THE COMPANY AND THE PURCHASER DESIRE TO ENTER INTO THIS AMENDMENT TO ADD CERTAIN PROVISIONS TO THE STOCK PURCHASE AGREEMENT.

                                   AGREEMENT

                 NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING RECITALS AND THE TERMS AND CONDITIONS OF THIS AMENDMENT, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, AND INTENDING TO BE LEGALLY BOUND BY THIS AMENDMENT, THE COMPANY AND THE PURCHASER AGREE AS FOLLOWS:

                 SECTION 1        HSR ACT REPRESENTATION OF THE COMPANY.
SECTION 3.1 OF THE STOCK PURCHASE AGREEMENT IS AMENDED TO ADD THE FOLLOWING SUBSECTION 3.1(X):

                                  (X) NO HSR FILING.  NEITHER THE COMPANY NOR
                 ANY PERSON THAT CONSTITUTES THE ULTIMATE PARENT ENTITY OF THE COMPANY FOR PURPOSES OF THE HSR ACT HAS TOTAL ASSETS OR ANNUAL NET SALES OF $100,000,000 OR MORE.

                 SECTION 2        HSR ACT REPRESENTATION OF THE PURCHASER.
SECTION 3.2 OF THE STOCK PURCHASE AGREEMENT IS AMENDED TO ADD THE FOLLOWING SUBSECTION 3.2(J):

                                  (J)  NO HSR FILING.  NEITHER THE PURCHASER
                 NOR ANY PERSON THAT CONSTITUTES THE ULTIMATE PARENT ENTITY OF THE PURCHASER FOR PURPOSES OF THE HSR ACT HAS TOTAL ASSETS OR ANNUAL NET SALES OF $100,000,000 OR MORE.

                 SECTION 3 NO TRUSTEE LIABILITY. ARTICLE VIII OF THE STOCK PURCHASE AGREEMENT IS AMENDED TO ADD THE FOLLOWING SECTION 8.21:

                                  SECTION 8.21 NO TRUSTEE LIABILITY.  A COPY OF
                 THE DECLARATION OF TRUST IS ON FILE WITH THE SECRETARY OF STATE OF THE COMMONWEALTH OF MASSACHUSETTS, AND NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT IS EXECUTED ON BEHALF OF THE TRUSTEES OF THE COMPANY AS TRUSTEES AND NOT INDIVIDUALLY AND THAT THE OBLIGATIONS OF THIS AGREEMENT ARE NOT BINDING UPON ANY OF THE TRUSTEES, OFFICERS, AGENTS, OR SHAREHOLDERS

OF THE COMPANY INDIVIDUALLY, BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF THE COMPANY.

                 SECTION 4 EFFECT OF THIS AMENDMENT. EXCEPT AS AMENDED BY THIS AMENDMENT, THE STOCK PURCHASE AGREEMENT REMAINS IN FULL FORCE AND EFFECT.

                 IN WITNESS WHEREOF, THE COMPANY AND THE PURCHASER HAVE EACH EXECUTED AND DELIVERED THIS AMENDMENT AS OF THE DATE FIRST WRITTEN ABOVE.


                                        LIBERTE INVESTORS

                                        BY:  /S/ BRADLEY S. BUTTERMORE
                                            ------------------------------
                                        NAME:    BRADLEY S. BUTTERMOR
                                        TITLE:   SENIOR VICE PRESIDENT


                                        HUNTER'S GLEN/FORD, LTD.

                                        BY:  /S/ GERALD J. FORD
                                           -------------------------------
                                        NAME:    GERALD J. FORD
                                        TITLE:   GENERAL PARTNER

                SECOND AMENDMENT TO THE STOCK PURCHASE AGREEMENT

                 This Second Amendment to the Stock Purchase Agreement (this "Amendment"), dated as of March 28, 1996, is between Liberte Investors, a Massachusetts business trust (the "Company"), and Hunter's Glen/Ford, Ltd., a Texas limited partnership (the "Purchaser").


                                    RECITALS

                 WHEREAS, the Company and the Purchaser entered into a Stock Purchase Agreement (as amended, the "Stock Purchase Agreement"), dated as of January 16, 1996, pursuant to which the Purchaser agreed to purchase shares of the Common Stock of Newco, a Delaware corporation into which the Company will reorganize (terms with initial capital letters not otherwise defined in this Amendment have the meanings given to them in the Stock Purchase Agreement);

                 WHEREAS, the Company and the Purchaser entered into the Amendment to the Stock Purchase Agreement (the "First Amendment"), dated as of February 27, 1996, to add certain provisions to the Stock Purchase Agreement; and

                 WHEREAS, the Company and the Purchaser desire to enter into this Amendment to change certain provisions of the Stock Purchase Agreement.


                                  AGREEMENT

                 NOW, THEREFORE, in consideration of the foregoing recitals and the terms and conditions of this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound by this Amendment, the Company and the Purchaser agree as follows:

                 SECTION 1 CHARTER AND BYLAWS. Section 4.4 of the Stock Purchase Agreement is amended to read as follows:

                                  SECTION 4.4  CHARTER AND BYLAWS.  The
                 Company, Newco, and the Purchaser acknowledge that Newco's Certificate of Incorporation shall include provisions concerning the restrictions on the transfer of equity securities in Newco to preserve certain tax attributes. The Company shall deliver to the Purchaser a form of proposed Certificate of Incorporation and Bylaws for Newco, which Certificate of Incorporation and Bylaws shall be reasonably acceptable to the Purchaser, prior to the initial filing of the Proxy Statement/Prospectus with the Commission, along with an opinion of Morris, Nichols, Arsht & Tunnell or such other Delaware counsel as is acceptable to the Purchaser, in the form andsubstance satisfactorily to the Purchaser in its reasonable discretion, that the transfer restrictions contained in such Certificate of Incorporation are enforceable (the "Transfer Restriction Opinion").

                 SECTION 2 NEWCO MATTERS. Section 4.19 of the Stock Purchase Agreement is amended to read as follows:

                                  SECTION 4.19  NEWCO MATTERS.  At or before
                 the Closing, if the conditions set forth in Section 2.2 have been satisfied or waived, the Company shall: (a) cause the appointment of one designee of the Purchaser as a director of Newco, (b) cause Newco to enter into an indemnity agreement in form and substance reasonably satisfactory to the Purchaser with the Purchaser's designee for director, (c) cause Newco's Certificate of Incorporation and Bylaws to be in the form referred to in Section 4.4 of this Agreement, (d) transfer all of the assets and liabilities of the Company to Newco pursuant to Section 8.2 of the Company's Declaration of Trust, as amended, (e) distribute the Common Stock of Newco that the Company receives in exchange for its assets and liabilities to the Company's shareholders, and (f) cause Newco to assume the Company's obligations under this Agreement. Immediately after the Closing, Newco's Board of Directors shall consist of the Purchaser's designee and two of the three trustees of the Company immediately before the Closing, thereafter to serve in accordance with Applicable Law and Newco's Certificate of Incorporation and Bylaws.

                 SECTION 3 EFFECT OF THIS AMENDMENT. Except as amended by the First Amendment and this Amendment, the Stock Purchase Agreement remains in full force and effect.

                 IN WITNESS WHEREOF, the Company and the Purchaser have each executed and delivered this Amendment as of the date first written above.


                                        LIBERTE INVESTORS


                                        By:      /s/ Bradley S. Buttermore
                                           ------------------------------------
                                        Name:    Bradley S.Buttermore
                                        Title:   Senior Vice President


                                        HUNTER'S GLEN/FORD, LTD.

                                        By:      /s/ Gerald J. Ford
                                           ------------------------------------
                                        Name:    Gerald J. Ford
                                        Title:   General Partner